UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 26, 2018, Qualcomm Incorporated (“Qualcomm”) published the following newspaper advertisements.

Qualcomm inventions allow the world to connect. And San Diego to prosper. WhenQuoloommCOf'lneCted thetoth&lntemet. w&c:reoted lhe mobile ution.Weobo¢r$0led tens of thoutol'ldt of job$ in Son Dieve ond the foui'ICkltlon foro'fbontecoi'IOfl"\)' thot centteN ormillions or doUors to SonDiego eoch yeo.. Quolco!M'I tloelc.holderlmo,yhoveiYed Blue pi'Olly corch from Broodcom.th&m toe¢nlrot or Qlodeol"'''f'''''t8ocwd of Dn.ct.ors to Btoodcom'.tc ednomBfoodcotnIt ot.ternptir\gtogoln contrOt of Quol.comm't 8ootd in order tofottwougho pf'Ot)OscllthotrnoterloUy luesQuokomm ond "<uonunocx:highof titk. Quolc:omm stockholders.your vote matters.Please vote the WHITE proxy cord today. -I .c-tOHOotl h WHITE -. Molleyour voic1 Nard Of'ldYotl 00 NOT \!OTt or\ tM 8\u1 Card. Tlwow.o..u. aPfOOL'YOOf'cfit FOR ALLofQua ' .. 1'1\Qhtf H (y lfVO'o' Weody . yw QOn.UI.I. vot.ontho.WHrTt FOR 'tfllgl'ltyq Boordof oo.ctora. Ql'lty yQOM IOttt!:.clototd "'*eoo.onta. QualcoNW\ To Leam morevisft qeomvalue.com or call sn-456-3442

Qualcomm stockholders, your vote matters. Please vote the WHITE proxy card today. Qualcomm inventions allow the world to connect. And San Diego to prosper. When Quolcomm conncctod tho phono to the Internet,we crooted the mobile revolution.We also created tens of thousands of jobs in Son Diego and the foundation for a vibront economy that eotrtrlbvtes tens of millions of dOUOI$ to Son Diego eoeh yeor. Make your voiceheard and vote FOR ALL of Quolcomm's highly quaUfied directors on the WHIT£ proxy card todoyt DONOTVOTE on the Blue Cord. Throw away aU BLUE proxy cords you receive. Evenif you havealready voted,you eon still vote enthe WHrrt: cord FOR QrootoofTWTI'$ hiQhty quail fiedBoord of Direet:on. Onty your lote$t-doted YOto co . Qua tcomm stockhotders may hove received Blue proxy cords from Broadcol"l'\ asking them to give controol f Quotcomm'$ Board ofDirectors to Broodcom's confUctcd nomlntN>s.Broadeomls attempting to gai n control of Quatoomm'sSoard i n order to force through a proposal that materially undervalues Quatcomm and has on unocceptobty highlevel of risk. QualcoMM To learn more, visit qcomvalue.com or call an-456·3442 @2018Quoleomm T hnologieo:s, Inc. and/Of itS affiliated con"'pol'lit'.s. AU Rights Reurv«<.Oualcommis a ttactemork of Quolcomm Incorporated,. r istered ln the United States and othef countries.

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). QUALCOMM SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s shareholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s shareholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.